UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018

Voltari Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-55419	90-0933943
(State or Other Jurisdiction ofIncorporation or Organization)	(CommissionFile Number)	(IRS EmployerIdentification No.)

767 Fifth Avenue, Suite 4700
New York, NY 10153

(Address of Principal Executive Offices, including Zip Code)

(212) 388-5500
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry Into a Material Definitive Agreement.

On March 29, 2018, Voltari Corporation (the “Company”), through its wholly owned subsidiary, Voltari Real Estate Holding LLC, a Delaware limited liability company (the “Purchaser”), entered into an amendment (the “Second Amendment”) to that certain purchase and sale agreement, dated as of January 19, 2018, as amended, by and between the Purchaser and The State Media Company, a South Carolina corporation. The Second Amendment extends the Review Period (as such term is defined in the Second Amendment) to April 6, 2018, and extends the Closing Date (as such term is defined in the Second Amendment) to not later than April 23, 2018.

The foregoing description of the Second Amendment is not complete and is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment to Purchase and Sale Agreement, dated as of March 29, 2018, by and between The State Media Company and Voltari Real Estate Holding LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOLTARI CORPORATION

Date: April 4, 2018	By:	/s/ Kenneth Goldmann
Kenneth Goldmann
Principal Executive Officer

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